PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated August 4, 2025)	Registration No. 333-288863

Transferable Unit Subscription Right to Purchase up to 8,000,000 Units,

Each Unit Consisting of One Share of Common Stock,

One Series A Right, and One Series B Right,

up to 8,000,000 Shares of Common Stock Upon Exercise of Unit Subscription Rights,

and up to 16,000,000 Shares of Common Stock Issuable Upon Exercise of

the Series A Rights and Series B Rights;

up to a Total of 24,000,000 Shares of Common

Stock in the Aggregate

We are distributing in the form of a dividend, at no charge, transferable unit subscription rights (the “Unit Subscription Rights”) entitling holders of our common stock, par value $0.001 per share (“Common Stock”), and certain eligible warrantholders (pursuant to contractual rights) (“Eligible Warrantholders”) as of the record date of 5:00 p.m., Eastern time, on November 10, 2025 (the “Record Date”), to purchase units (“Units”) at a subscription price of $4.00 per Unit (“Unit Subscription Price”). Each Unit will consist of one share of Common Stock, one Series A right to purchase one share of Common Stock (“Series A Right”), and one Series B right to purchase one share of Common Stock (“Series B Right” and, together with the Series A Right, collectively the “Series Rights” and together with the Unit Subscription Rights, collectively, the “Rights”). The Common Stock, Series A Right and Series B Right comprising the Units will separate upon the closing of the Unit Subscription Rights offering (the “Unit Subscription Rights Offering”) and will be issued separately but may only be purchased as a Unit. The Units will not be issued or traded as a separate security. We refer to the offering of the Unit Subscription Rights and the Series Rights as the “offering” or the “Rights Offering.”

Holders will receive two (2) Unit Subscription Rights for each share of our Common Stock beneficially owned or acquirable upon exercise of their eligible warrants as of the Record Date. As part of each Unit Subscription Right, you will have the right, which we refer to as your basic subscription right, to purchase one Unit subject to aggregate Unit issuance limitations and pro rata adjustments. If you exercise your basic subscription right in full, you will also have the right, referred to as the oversubscription privilege, to subscribe for additional Units for which other rights holders do not subscribe. Once made, all exercises of the Unit Subscription Rights being distributed and the Series Rights comprising the Units are irrevocable. See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase.

The Unit Subscription Rights will expire if not exercised by 5:00 p.m., Eastern time, on December 10, 2025, unless we extend or terminate the Unit Subscription Rights Offering. We may extend the Unit Subscription Rights Offering for one or more additional periods in our sole discretion not to exceed 30 days in the aggregate from the expiration date. We will announce any extension in a press release issued no later than 9:00 a.m., Eastern time, on the business day after the most recently announced expiration date.

The Series Rights are issuable after the expiration of the Unit Subscription Rights. The Series Rights are exercisable commencing on their date of issuance until their respective expiration dates and the exercise price of the Series Rights shall be equal to (i) in the case of the Series A Rights, $5.00 per share; and (ii) in the case of the Series B Rights, $6.00 per share. The Series Rights will be transferable until they expire.

We have engaged VStock Transfer, LLC to serve as the subscription agent (the “Subscription Agent”) for the Unit Subscription Rights and the Series Rights. We have also engaged Citizens Bank, N.A., a national banking association acting through its Institutional Services Group located at 1 Citizens Drive, Riverside, RI 02915 to serve as escrow agent (the “Escrow Agent”) to hold in escrow the funds we receive from subscribers for the Unit Subscription Rights (until the respective closings, expiration or cancellation of the Rights Offering) and the Series Rights. If you want to exercise your Rights, you must submit (i) your subscription documents to our Subscription Agent; and (ii) payment to the Escrow Agent before the applicable expiration date. If you want to participate in the offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment in accordance with the instructions and within the time periods provided by your broker, dealer, bank or other nominee.

The maximum number of our Units available for issuance in this offering is 8,000,000 Units, and the maximum number of shares issuable in the offering is 24,000,000 shares of Common Stock, which includes up to 8,000,000 shares of Common Stock issuable upon exercise of each of the Rights issuable in this Rights Offering. If more than 8,000,000 basic subscription rights are subscribed pursuant to the Unit Subscription Rights, we will allocate Units to subscribers on a pro-rata basis to fill basic subscription rights based on the total number of basic subscription rights subscribed by each subscriber and no subscriptions pursuant to the oversubscription privilege will be fulfilled. Any excess payments will be returned without interest.

Prior to the date of this prospectus supplement, we were subject to General Instruction I.B.6 of Form S-3 as a result of our public float being less than $75.0 million, which limited the maximum amount of Common Stock we could sell. On September 22, 2025, our public float increased above $75.0 million and, as a result, we are not subject to the limitations contained in General Instruction I.B.6 of Form S-3 as of the date of this prospectus supplement.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “AMPG.” The last reported sale price of our Common Stock on October 29, 2025 was $3.64 per share. We do not intend to apply for listing or quotation of the Unit Subscription Rights or the Series Rights on any securities exchange or trading market.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-21 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of the factors you should consider before deciding to exercise the Unit Subscription Rights to purchase the Units, the respective Series Rights and the Common Stock underlying the Units and the Series Rights. We and our board of directors are not making any recommendation regarding the exercise of your Rights.

We have engaged Moody Capital Solutions, Inc. (“Moody Capital”) to act as dealer-manager for this offering and we do not need to receive any minimum amount of proceeds in order to close on the offering. This offering is being conducted on a best-efforts basis, and we do not need to receive any minimum amount of proceeds in order to complete this offering.

	Per Unit	Total
Unit Subscription Price(1)(2)	$4.000	$32,000,000
Dealer-manager fees and expenses(3)	$0.280	$2,240,000
Proceeds to us, before expenses	$3.720	$29,760,000

(1) Assumes the sale of all offered Units and no exercise of the Series Rights included in the Units, and based on the 8,000,000 maximum number of Units available for issuance in this offering.

(2) The Company may raise a maximum of $120,000,000 assuming the sale of all offered Units and full exercise of the Series A Rights at $5.00 per share, and Series B Rights at $6.00 per share.

(3) We have agreed to pay Moody Capital, a cash fee equal to 7.0% of the proceeds of the offering from the exercise of the Unit Subscription Rights and Series Rights, and an out-of-pocket accountable expense allowance not to exceed $35,000 (the “Accountable Expense Allowance”); provided however, if we raise (i) more than $10 million but less than $20 million, we have agreed to pay Moody Capital a cash fee equal to 6% and the Accountable Expense Allowance and (ii) less than $10 million, we have agreed to pay Moody Capital a cash fee equal to 5% and the Accountable Expense Allowance.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

If you have any questions or need further information about this offering, please call MacKenzie Partners Inc., the information agent for this offering at telephone (212) 929-5500 (bankers and brokers) or (800) 322-2885 (all others) or by email at AMPG@mackenziepartners.com.

Dealer-Manager

The date of this prospectus supplement is October 30, 2025.

Table of Contents

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 (File No. 333-288863) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on August 4, 2025.

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus supplement only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor Moody Capital have authorized anyone to provide you with any different information. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Unit Subscription Rights, Units, Common Stock and Series Rights to which it relates (collectively, the “Securities”), nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “AmpliTech,” the “Company,” “we,” “us,” “our” or similar references to refer to AmpliTech Group, Inc. together with any subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC, including the registration statement and exhibits to the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. These documents may also be accessed on our web site at www.amplitechgroup.com. Information contained on our web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our web site to be part of this prospectus supplement or the accompanying prospectus. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the securities offered are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus supplement by reference.

INFORMATION WE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 31, 2025);

● our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025 and for the quarterly period ended June 30, 2025 filed with the SEC on August 14, 2025;

● our Current Reports on Form 8-K filed with the SEC on January 21, 2025, March 24, 2025, March 31, 2025, April 30, 2025; and July 22, 2025;

● our Proxy Statement on Schedule 14A filed with the SEC on October 16, 2025;

● our Form 8-A12B, filed with the SEC on February 16, 2021; and

● the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the SEC on March 31, 2025).

All reports and other documents that we subsequently file with the SEC (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our Securities pursuant to this prospectus supplement and (2) the date we stop offering our Securities pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus supplement) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

AmpliTech Group, Inc.

155 Plant Avenue, Hauppauge, NY 11788

(631) 521-7831

Attn: Secretary

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus supplement, including the documents incorporated by reference herein, and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors” in this prospectus supplement and accompanying prospectus, as such risk factors may be amended, supplemented or superseded from time to time by reports we file with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in any prospectus supplement or amendments. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement, except as required by law.

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QUESTIONS AND ANSWERS RELATING TO THIS OFFERING

The following are examples of what we anticipate will be common questions about this offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this offering. This prospectus supplement, including the documents we incorporate by reference, contains more detailed descriptions of the terms and conditions of this offering and provides additional information about our company and our business, including potential risks related to our business, the offering and Common Stock.

What is the offering?

We are distributing in the form of a dividend, at no charge, Unit Subscription Rights entitling holders of our Common Stock and certain Eligible Warrantholders (pursuant to contractual rights) as of 5:00 p.m., Eastern time, on November 10, 2025, or the Record Date, to purchase Units at the Unit Subscription Price of $4.00 per Unit. We have granted to you, as a holder of Common Stock, or an Eligible Warrantholder as of the Record Date, Unit Subscription Rights to purchase two (2) Units for each whole share of Common Stock you beneficially own on the Record Date. Each Unit will consist of one share of Common Stock, one Series A Right, and one Series B Right. The Unit Subscription Rights will be transferable until the expiration date of the Unit Subscription Rights Offering, as may be extended unless earlier terminated. The Series Rights will be transferable from the date of issuance through their respective expiration dates.

What securities comprise the Units?

Each Unit will consist of:

●	one share of Common Stock;

●	one Series A Right, exercisable commencing on the date of issuance for one share of Common Stock, and at an exercise price equal to $5.00, and expiring on July 18, 2026; and

●	one Series B Right, exercisable commencing on the date of issuance for one share of Common Stock, and at an exercise price equal to $6.00, and expiring on November 20, 2026.

The Common Stock, Series A Rights and Series B Rights comprising the Units will separate upon the closing of the Subscription Rights Offering and will be issued separately but may only be purchased as a Unit, and the Units are not transferable and will not trade as a separate security.

What are the terms of the Series Rights included in the Units?

The Series Rights are exercisable commencing their date of issuance, and the exercise price shall be equal to (i) in the case of the Series A Right, $5.00; and (ii) in the case of the Series B Right, $6.00. Exercise of the Series Rights requires additional investments separate from the Unit Subscription Rights Price. The Series Rights will be issued at the closing of the Unit Subscription Rights Offering. The Series Rights will be transferable until they have expired pursuant to their respective terms. The Series Rights will be exercisable for cash only in U.S. dollars. The Common Stock issuable upon exercise of the Series Rights will be issued shortly after the expiration date of the applicable Series Rights subscription period.

Will the Unit Subscription Rights and the Series Rights be listed on a national securities exchange?

No. The Unit Subscription Rights and the Series Rights will not be listed on a national securities exchange or quoted on any trading market.

The Common Stock underlying the Units and included in the Series Rights is expected to be listed on The Nasdaq Stock Market.

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Who are the Eligible Warrantholders who are being permitted to participate in the Offering?

Certain holders of our outstanding warrants have a contractual right to participate in this offering, including holders of warrants issued to institutional investors in April 2021, which holders have a right to acquire 1,900,500 shares of common stock as of October 15, 2025, and holders of our public warrants issued in February 2021, which holders have a right to acquire 1,366,422 shares of our common stock as of October 15, 2025.

What are the basic subscription rights?

Holders will receive two (2) Unit Subscription Rights for each share of our Common Stock beneficially owned or acquirable upon exercise of their eligible warrants as of the Record Date.

If a holder exercises all of its basic subscription rights in the Unit Subscription Rights Offering, the holder will have the right, which we refer to as the oversubscription privilege, to purchase additional Units that remain unsubscribed as a result of any unexercised basic subscription rights. We refer to the basic subscription rights and the oversubscription privilege together as Unit Subscription Rights.

For each basic subscription right held, each rights holder has the opportunity to purchase one Unit at the Unit Subscription Price, provided that (a) the basic subscription rights may be exercised in aggregate only to purchase whole numbers of Units, (b) the total Unit Subscription Price payable upon any exercise of Unit Subscription Rights will be rounded to the nearest whole cent and (c) only whole numbers of shares of Common Stock and Series Rights exercisable for whole numbers of shares will be issued to a holder in this offering, with any right to fractional shares to which a holder would otherwise be entitled being terminated without consideration to the holder. We have granted to you, as a holder of Common Stock, or an Eligible Warrantholder, as of the Record Date, two (2) basic subscription rights for each whole share of Common Stock you beneficially own.

For example, assuming availability of Units, if holder owns 100 shares of Common Stock as of the Record Date, holder will receive 200 basic subscription rights and will have the right to purchase 200 Units, which Units include 200 shares of Common Stock, Series A Rights to purchase 200 shares of Common Stock, and Series B Rights to purchase 200 shares of Common Stock. If all of holder’s basic subscription rights and Series Rights are exercised in full, holder will receive a total of 600 shares of Common Stock in the Rights Offering, subject to potential pro rata adjustment due to the maximum Unit Subscription Rights of Units limitation of 8,000,000 in the aggregate. Basic subscription rights will be allocated on a pro rata basis based on the number of basic subscription rights subscribed by each holder in the event basic subscription rights exercised exceeds 8,000,000 Units. The maximum number of shares of Common Stock available for issuance in this offering is 24,000,000, consisting of 8,000,000 shares of Common Stock issuable pursuant to the Unit Subscription Rights as part of the Unit, 8,000,000 shares of Common Stock issuable pursuant to the Series A Rights and 8,000,000 shares of Common Stock issuable pursuant to the Series B Rights. See “May the Unit Subscription Rights or the Series Rights comprising the Units that I exercise be reduced for any reason?” below for additional information.

You may exercise all, a portion or none, of your basic subscription rights. If you exercise fewer than all of your basic subscription rights, however, you will not be entitled to subscribe for any additional Units pursuant to the oversubscription privilege, described below. See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase and “— What is the oversubscription privilege?” below.

What is the oversubscription privilege?

If you exercise all of your basic subscription rights in the Unit Subscription Offering, you will have the right, which we refer to as the oversubscription privilege, to purchase additional Units that remain unsubscribed as a result of any unexercised basic subscription rights. We refer to the basic subscription right and the oversubscription privilege together as the Unit Subscription Rights. If you exercise all of your basic subscription rights, you should indicate on your Unit Subscription Rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your oversubscription privilege, if any. Units shall be allocated pursuant to the oversubscription privileges pro rata among rights holders who oversubscribe based on the total number of Units oversubscribed by each holder. See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase and “The Rights Offering — Over-Subscription Privilege and Allocation of Units Available For Over-Subscription Privileges.”

To properly exercise your oversubscription privilege, you must deliver the subscription payment related to your oversubscription privilege together with your payment for the basic subscription right before the expiration date of the Unit Subscription Rights Offering. We will not know the total number of unsubscribed Units before the Unit Subscription Offering expires. If you wish to maximize the number of Units you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate Unit Subscription Price for the maximum number of Units available, assuming that no stockholder other than you has purchased any Units pursuant to such stockholder’s basic subscription right and oversubscription privilege. Any excess subscription payments received by the Subscription Agent will be promptly returned without interest after the closing of the Unit Subscription Offering.

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Oversubscription privilege will only be recognized in the event the subscription for basic subscription rights is less than 8,000,00 Units, and may be subject to pro rata adjustments. The Subscription Agent will notify rights holder of the number of Units, if any, allocated to each promptly after the completion of allocation process.

There is no oversubscription privilege applicable to the Series Rights.

Will there be one closing?

We expect to conduct one or more closings in this offering. Units subscribed for pursuant to the Unit Subscription Rights will be issued in an initial closing promptly following the expiration of the Unit Subscription Rights offering period. We will have a separate closing for each of the Series Rights after the applicable expiration date of each of the Series Rights. We reserve the right, in our sole discretion, to determine the timing of each closing, which we anticipate will occur approximately three business days after the applicable expiration date. The Escrow Agent will hold all funds received from subscribers in escrow until each applicable closing is completed. Any funds received for unaccepted or unallocated subscriptions will be returned, without interest or deduction, promptly after the applicable closing.

May the Unit Subscription Rights or the Series Rights comprising the Units that I exercise be reduced for any reason?

We do not expect every stockholder as of the Record Date or Eligible Warrantholders to subscribe in the Subscription Rights Offering, and we believe that there will be a sufficient number of Units available to honor your basic subscription rights in full, subject to potential pro rata adjustment due to the maximum Unit Subscription Rights of Units limitation of 8,000,000 in the aggregate. As a result, if the Unit Subscription Rights Offering is completed, you will receive whole Units to the full extent you have properly exercised your basic subscription rights in whole or in part for such whole Units, subject to potential pro rata adjustment due to the maximum Unit Subscription Rights of Units limitation of 8,000,000 in the aggregate.

If more than 8,000,000 Unit Subscription Rights are exercised pursuant to basic subscription rights, we will allocate Units to subscribers on a pro-rata basis based on the number of basic subscription rights exercised by each subscriber and the total number of basic subscription rights exercised. In this case, there will be no Units available to satisfy the oversubscription privilege. Separately, sufficient Units may not be available to honor your request for additional Units pursuant to the oversubscription privilege. If exercises of the oversubscription privilege exceed the number of Units available, we will allocate the available Units pro-rata among rights holders who oversubscribed based on the total number of Units for which the holders have oversubscribed pursuant to the oversubscription privilege.

In the event that the exercise by a holder of the basic subscription right or the oversubscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the oversubscription privilege to such number of shares of Common Stock as we, in our sole discretion, shall determine to be advisable in order to preserve its ability to use the Tax Attributes.

Why are we conducting this offering?

We are conducting this offering as part of our strategic plan to increase our unrestricted cash balance. We intend to use the net proceeds from this offering, including any additional net proceeds from the exercise of the Series Rights, for building our inventory, scaling our business in anticipation of business, increase in marketing, expanding our engineering capabilities and working capital and general corporate purposes.

After careful review and analysis by our Board, we believe this offering is in the best interests of our company and its stockholders. However, the board is not making any recommendation regarding your exercise of the Unit Subscription Rights being distributed to you as a dividend and the Series Rights comprising the Units.

The Board considered and evaluated several factors related to this offering, including:

●	our current capital resources and our future need for additional liquidity and capital;

●	our need for increased financial flexibility in order to enable us to achieve our business plan;

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●	the size and timing of the offering and alternative securities to be offered;

●	the potential dilution to our current stockholders if they choose not to participate in the offering;

●	the impact on our cumulative net operating losses and their potential limitation;

●	the transferability of the Unit Subscription Rights and the Series Rights; and

●	alternatives available for raising capital.

Am I required to exercise the Unit Subscription Rights that I receive in this offering or Series Rights comprising the Units?

No. You may exercise any number of your Unit Subscription Rights being distributed or Series Rights comprising the Units, or you may choose not to exercise any of your Unit Subscription Rights being distributed (in which case you will receive no Series Rights). If, however, you choose not to exercise your Unit Subscription Rights or you exercise less than the full amount of Unit Subscription Rights or Series Rights available to you and other stockholders fully exercise their Unit Subscription Rights and Series Rights, the percentage of Common Stock owned by other stockholders will increase relative to your ownership percentage and your voting and other rights in our Company will likewise be diluted. See “Description of Securities” in the accompanying prospectus for a description of the voting and liquidation rights of our Common Stock.

May I sell, transfer or assign my Unit Subscription Rights being distributed?

Yes. You may transfer, sell or assign any of the Unit Subscription Rights distributed to you. However, the Unit Subscription Rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Unit Subscription Rights or the market value of the Unit Subscription Rights. The Unit Subscription Rights will not be listed on any securities exchange or trading market. We know of no third party that currently intends to make a market in the Unit Subscription Rights. An active trading market for the Unit Subscription Rights may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell your Unit Subscription Rights or be unable to sell the Unit Subscription Rights at a price that is satisfactory to you.

The shares of Common Stock and Series Rights comprising the Units will be issued separately. Units will not be issued as a separate security and will be non-transferable.

Shares of Common Stock underlying the Units, including those underlying the Series Rights, are expected to be listed on The Nasdaq Capital Market under the symbol “AMPG.”

May I sell, transfer or assign my Series Rights?

Yes, the Series Rights will be transferable until they have expired. However, the Series Rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Series Rights or the market value of the Series Rights. The Series Rights will not be listed on any securities exchange or trading market. We know of no third party that currently intends to make a market in the Series Rights. An active trading market for the Series Rights may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell your Series Rights or be unable to sell the Series Rights at a price that is satisfactory to you.

How do I exercise my Unit Subscription Rights or Series Rights if my shares of Common Stock or eligible warrants are held in my name?

If you hold your shares of Common Stock or eligible warrants in your name and you wish to participate in the offering, you must deliver (i) a properly completed and duly executed Unit Subscription Rights certificate and Series Rights certificate and all other required subscription documents to the Subscription Agent, and (ii) the payment of the maximum price for the Unit Subscription Rights and exercise price for the respective Series Rights, if applicable, to the Escrow Agent for the offering before 5:00 p.m., Eastern time, on the applicable expiration date.

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Please follow the delivery instructions on the Unit Subscription Rights Certificate and Series Rights Certificate. Do not deliver documents to the Company or payment to the Subscription Agent. You are solely responsible for completing delivery of your Unit Subscription Rights certificate and Series Rights Certificate, all other required subscription documents to the Subscription Agent and subscription payment to the Escrow Agent. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and payment to the Escrow Agent so that they may be received by them by 5:00 p.m., Eastern time, on the applicable expiration date. See “To whom should I send my forms and payment to exercise my Unit Subscription Rights and Series Rights?” below.

If you send a payment that is insufficient to purchase the number of Units you requested or insufficient to exercise the number of rights you requested pursuant to your Series Rights, or if the number of Units you requested or number of rights you requested is not specified in the forms, the payment received will be applied to exercise your Unit Subscription Rights and Series Rights to the fullest extent possible based on the amount of the payment received pursuant to your Unit Subscription Rights and Series Rights. Any payment that is received but not so applied will be refunded to you without interest or penalty (subject to the rounding of the amount so applied to the nearest whole cent).

What form of payment is required to exercise my Unit Subscription Rights to purchase Units and the Series Rights?

As described in the instructions accompanying the Unit Subscription Rights certificate and Series Rights Certificate, payments must be submitted and delivered to and received by the Escrow Agent by the applicable expiration date, and payment must be made in U.S. dollars. Payments may be only made by wire transfer to the Escrow Agent pursuant to the instructions that will accompany your Unit Subscription Rights certificate and/or Series Rights Certificates. Checks, certified checks or cashier’s checks will not be accepted.

If you hold your shares of Common Stock in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform), separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

How do I exercise my Unit Subscription Rights being distributed and Series Rights comprising the Units if my shares of Common Stock are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold shares of Common Stock in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform) that uses the services of Depository Trust Company, then Depository Trust Company will credit two basic subscription rights to your nominee record holder for each share of Common Stock that you beneficially owned as of the Record Date. If you are not contacted by your nominee (including any mobile investment platform), you should contact your nominee as soon as possible. We expect such nominee may exercise the Unit Subscription Rights and the Series Rights on your behalf of the exercising beneficial owner through DTC by: (1) providing a certification as to the aggregate number of Unit Subscription Rights or Series Rights exercised by the beneficial owner on whose behalf such nominee is acting, and (2) instructing DTC to charge the nominee’s applicable DTC account for the Unit Subscription Price in the case of the Unit Subscription Rights, and the exercise price in the case of the Series Rights to facilitate the delivery of the full payment to the Escrow Agent with respect to the payment for the Unit Subscription Rights or the Series Rights. DTC must receive the subscription instructions and payment for the Unit Subscription Rights and/or the Series Rights exercised prior to the applicable expiration date.

How soon must I act to exercise my Unit Subscription Rights being distributed or Series Rights comprising the Units?

If you elect to exercise any of your Unit Subscription Rights or Series Rights, (i) the Subscription Agent must receive your properly completed and duly executed Unit Subscription Rights certificate or Series Rights certificates, along with all other required subscription documents, and (ii) the Escrow Agent must receive your full subscription payment, before 5:00 p.m., Eastern time, on the applicable expiration date.

If you hold shares in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform), your nominee may establish an earlier deadline before the expiration of this offering by which time you must provide the nominee with your instructions and payment to exercise your Unit Subscription Rights being distributed or Series Rights comprising the Units.

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Although we will make reasonable attempts to provide this prospectus supplement to our stockholders to whom rights are distributed, this offering and all related Unit Subscription Rights being distributed and Series Rights comprising the Units will expire at 5:00 p.m., Eastern time, on the applicable expiration date, whether or not we have been able to locate and deliver this prospectus supplement to you or any other stockholder.

After I exercise my Unit Subscription Rights being distributed and Series Rights comprising the Units, can I change my mind?

No. Once made, all exercises of the Unit Subscription Rights being distributed and Series Rights comprising the Units are irrevocable.

Can this offering be terminated or extended?

Yes. If we terminate this offering, neither we nor the Subscription Agent, and the Escrow Agent will have any obligation with respect to Unit Subscription Rights being distributed or Series Rights comprising the Units that have been exercised except to promptly return, without interest or penalty, any subscription payment received from you and we would not be obligated to issue Units to rights holders who have exercised their Unit Subscription Rights being distributed or shares of Common Stock to rights holder who have exercised their Series Rights comprising the Units prior to termination.

We may extend this offering for one or more additional periods in our sole discretion not to exceed 30 days in the aggregate from the initial expiration date, in which case all basic subscription rights and oversubscription privileges exercised during the extension period will be filled subject to aggregate unit issuance limitations and pro rata adjustments. We will announce any extension in a press release issued no later than 9:00 a.m., Eastern time, on the business day after the most recently announced expiration date.

What happens if there is an undersubscription on the expiration date?

We have currently not entered into any standby purchase agreement, backstop commitment or similar arrangement in connection with this offering.

How were the Unit Subscription Price and exercise price of the Series Rights comprising the Units determined?

The Unit Subscription Price and exercise price of Series Rights were set by our Board, considering, among other things, input from the dealer-manager for this offering.

Our Board considered, among other things, the following factors in determining the price for purposes of establishing the Unit Subscription Price and exercise price:

●	the current and historical trading prices of our Common Stock;

●	the price at which holders might be willing to participate in this offering;

●	our need for additional capital and liquidity;

●	the cost of capital from other sources; and

●	comparable precedent transactions, including the percentage of shares offered, the terms of the Unit Subscription Rights being distributed and Series Rights comprising the Units, the Unit Subscription Price and exercise prices immediately prevailing closing price of those offerings.

In conjunction with the review of these factors and following discussion with the dealer-manager, our Board also reviewed our history and prospects, including our prospects for the future, our past and present burn rate and cash requirements, the outlook for our industry, and our current financial condition. Our Board believes that the pricing of the Unit Subscription Price provides an incentive to our current stockholders to participate in this offering and exercise their rights.

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The Unit Subscription Price or exercise price of Series Rights comprising the Units does not necessarily bear any relationship to any established criteria for value, other than the current market price of our Common Stock on certain dates. You should not consider the Unit Subscription Price or exercise price of Series Rights comprising the Units as an indication of the actual value of our Company. We cannot assure you that the market price of our Common Stock will not decline during or after this offering. You should obtain a current price quote for our Common Stock before exercising your rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this offering. Once made, all exercises of the Unit Subscription Rights being distributed and Series Rights comprising the Units are irrevocable.

Has the Board made a recommendation to stockholders regarding the exercise of Unit Subscription Rights under this offering or Series Rights comprising the Units?

No. Our Board has not made, nor will it make, any recommendation to stockholders regarding the exercise of Unit Subscription Rights being distributed or the Series Rights comprising the Units in this offering. We cannot predict the price at which shares of our outstanding Common Stock will trade after this offering. You should make an independent investment decision about whether or not to exercise your Unit Subscription Rights being distributed or Series Rights comprising the Units. Rights holders who exercise Unit Subscription Rights being distributed or Series Rights comprising the Units risk investment loss on new money invested. We cannot assure you that the market price for Common Stock will remain above the price payable per share of Common Stock or the exercise price, or that anyone purchasing Units or exercising Series Rights to purchase shares of Common Stock at the exercise price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise your Unit Subscription Rights being distributed or Series Rights comprising the Units, you will lose any value represented by your Unit Subscription Rights being distributed or Series Rights comprising the Units, and if you do not exercise your rights in full, your percentage ownership interest and related rights in our company will be diluted.

By when must I purchase shares of Common Stock in order to participate in this offering? May I participate in this offering if I sell my Common Stock after the record date?

The record date for this offering is 5:00 p.m., Eastern time, on November 10, 2025. If you purchase shares of our Common Stock and do not settle such purchase by 5:00 p.m., Eastern time, on November 7, 2025 you will not receive Unit Subscription Rights with respect to such shares. If you own Common Stock as of the Record Date, you will receive two (2) Unit Subscription Rights for each share of Common Stock beneficially owned and may participate in this offering even if you subsequently sell your Common Stock.

Are there any risks associated with this offering?

Yes. The exercise of your Unit Subscription Rights being distributed and Series Rights comprising the Units involves risks. Exercising your Unit Subscription Rights being distributed and Series Rights comprising the Units involves the purchase of Common Stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and all other information contained in this prospectus supplement and the accompanying prospectus.

Will the directors and executive officers participate in this offering?

To the extent they hold Common Stock or are Eligible Warrantholders as of the Record Date, our directors and executive officers are entitled to participate in this offering on the same terms and conditions applicable to all other stockholders. None of our directors or executive officers have entered into any binding commitment or agreement to exercise Unit Subscription Rights received in the offering, but some may participate in the offering at varying levels, though there can be no assurances any of our principal stockholders, directors and executive officers will participate in the offering.

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When will I receive my shares of Common Stock and Series Rights?

We expect holders whose shares are held of record by Cede & Co., the nominee of Depository Trust Company, or by any other depository or nominee on their or their broker-dealers’ behalf will have any shares of Common Stock and the Series Rights comprising the Units they acquire credited to the account of Cede & Co. or such other depository or nominee. With respect to all other stockholders or Eligible Warrantholders, the shares of Common Stock and all Series Rights will be issued in book-entry, or uncertificated form meaning you will receive a direct registration account book-entry statement from our Subscription Agent reflecting the ownership of these securities if you are a holder of record of shares, which may take up to 15 business days from the applicable expiration date. It is anticipated that there will be a separate closing for the Unit Subscription Rights, Series A Right and the Series B Right shortly after the applicable expiration date.

What effects will this offering have on our outstanding Common Stock?

On October 15, 2025, we had 20,638,095 shares of common stock issued and outstanding. Based on the number of shares of Common Stock outstanding as of October 15, 2025, assuming the sale of all offered Units and no exercise of the Series Rights included in the Units, we will have up to approximately 28,638,095 shares of Common Stock outstanding, representing an increase of approximately 39% of our outstanding shares. If you fully exercise your basic subscription rights, your proportional Common Stock interest in our company will not decrease. If all of the Series Rights to purchase shares of our Common Stock are exercised in full at the Unit Subscription Price (assuming that stockholders exercise Unit Subscription Rights for all of the Units that we are offering), we will have up to approximately 44,638,095 shares of Common Stock outstanding, representing an increase of approximately 116% in our outstanding shares based on the number of shares of Common Stock outstanding as of October 15, 2025. If you exercise only a portion, or none, of your basic subscription rights, your interest in our company will be diluted and your proportional interest in our company will decrease.

The number of shares of Common Stock outstanding listed above assumes that (a) all of the other shares of Common Stock outstanding as of October 15, 2025 will remain issued and outstanding and owned by the same persons as of the Record Date and as of the closing of this offering, and (b) we will not issue any shares of Common Stock in the period between October 15, 2025 and the closing date of this offering.

How much will we receive from this offering, and how will the proceeds be used?

If all offered Units are sold and assuming no exercise of the Series Rights, and based on the 8,000,000 maximum number of Units available for issuance in this offering, we estimate our net proceeds from the offering will total approximately $29,383,500, after deducting fees and expenses of Moody Capital, as dealer-manager, and our other estimated offering expenses. We intend to use the net proceeds from this offering, including any additional net proceeds from the exercise of the Series Rights, for working capital general corporate purposes.

If my exercise of Unit Subscription Rights is not valid or if this offering is not completed, will my subscription payment be refunded to me?

Yes. the Escrow Agent will hold all funds it receives in escrow until the applicable closing or the completion or termination of the offering. If your exercise of Unit Subscription Rights being distributed is deemed not to be valid or this offering is not completed, all subscription payments received by the Escrow Agent will be promptly returned, without interest or penalty, following the expiration of the offering. If you own shares through a nominee (including any mobile investment platform), it may take longer for you to receive your Subscription Price or exercise price repayment because the Escrow Agent will return payments through your nominee.

What fees or charges apply if I purchase Units in this offering?

We are not charging any fee or sales commission to issue the Unit Subscription Rights to you or, if you exercise any of your Unit Subscription Rights, to issue Units to you. If you exercise your Unit Subscription Rights through a broker, dealer, custodian bank or other nominee (including any mobile investment platform), you are responsible for paying any fees your nominee may charge you.

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What are the U.S. federal income tax consequences of exercising my Unit Subscription Rights being distributed or Series Rights comprising the Units?

For U.S. federal income tax purposes, a rights holder should generally not recognize income or loss in connection with the receipt or exercise of the Unit Subscription Rights in this offering or Series Rights comprising the Units. You should consult your tax advisor as to your particular tax consequences resulting from the offering. For a summary of certain U.S. federal income tax consequences of this offering, see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment to exercise my Unit Subscription Rights and Series Rights?

Broker, dealer, custodian bank or other nominee

If your shares of Common Stock are held in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform), then you should deliver all required subscription documents and subscription payments pursuant to the instructions provided by your nominee.

Common Stock and Eligible Warrantholders Held In Name

If your shares of Common Stock or eligible warrants are held in your name, then you should send your Unit Subscription Rights certificate and/or Series Rights certificate, and all other required subscription documents to the Subscription Agent:

If delivering by hand: VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598	If delivering by mail or overnight courier: VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598

Subscription Agent can be reached by telephone at (212) 828-8436, or by email at action@vstocktransfer.com.

You and, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent your Unit Subscription Rights certificate and/or Series Rights Certificate, as well as for completing delivery of all other required subscription documents. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent. If you hold your Common Stock through a broker, dealer, custodian bank or other nominee (including any mobile investment platform), your nominee may establish an earlier deadline before the applicable expiration date.

Payment Made by Common Stockholder and Eligible Warrantholders Held In Name

You and, if applicable, your nominee are solely responsible for delivering your subscription payment by wire transfer to the Escrow Agent pursuant to the instructions you will receive with the subscription documents. You should allow sufficient time for delivery of your payment and clearance of payments before applicable expiration date. If you hold your Common Stock through a broker, dealer, custodian bank or other nominee (including any mobile investment platform), your nominee may establish an earlier deadline before the applicable expiration date.

Who is the dealer-manager?

Moody Capital will act as dealer-manager for this offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, Moody Capital will use its commercially reasonable efforts to solicit the exercise of the Unit Subscription Rights being distributed and Series Rights comprising the Units. We have agreed to pay Moody Capital certain fees for acting as dealer-manager and to reimburse it for certain expenses incurred in connection with this offering. Moody Capital is not underwriting this offering. Moody Capital is not making any recommendation with respect to such Unit Subscription Rights (including with respect to the exercise or expiration of such Unit Subscription Rights), shares of Common Stock or Series Rights comprising the Units.

Who should I contact if I have other questions?

If you have any questions regarding this offering, completion of the Unit Subscription Rights certificate, Series Rights Certificate or any other subscription documents or submitting payment in the offering, please contact MacKenzie Partners Inc., the information agent, by telephone at (212) 929-5500 (bankers and brokers) or (800) 322-2885 (all others) or by email at AMPG@mackenziepartners.com.

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SUMMARY

This summary highlights certain information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Units, Common Stock and Series Rights. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” beginning on page S-21 and in the documents incorporated by reference into this prospectus supplement.

Our Business

Overview

AmpliTech Group, Inc. (“AMPG,” “AmpliTech” or the “Company”), incorporated in 2010 in the state of Nevada, is the parent company of AmpliTech, Inc., and the Company’s divisions, Specialty Microwave, Spectrum Semiconductor Materials, AmpliTech Group MMIC Design Center (“AGMDC”) and AmpliTech Group True G Speed Services (“AGTGSS”).

AmpliTech, Inc. designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of Radio Frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers (“LNA”), medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis. We have both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

Specialty Microwave designs and manufactures state-of- the-art precision SATCOM microwave components, RF subsystems and specialized electronic assemblies for the military and commercial markets, flexible and rugged waveguides, wave guide adapters and more.

On December 15, 2021, we acquired substantially all of the assets of Spectrum Semiconductor Materials Inc. (“SSM”), a globally authorized distributor of integrated circuit (IC) packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements founded in 1990 and headquartered in San Jose, CA.

In 2021, the Company opened AGMDC, a monolithic microwave integrated circuits (“MMIC”) chip design center, in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to wider base of customers requiring high technology in smaller packages.

In August 2022, we formed our AGTGSS division to enable “true G speeds” to the industry. AGTGSS’ main function will be to plan and configure 5G radio systems and make them O-RAN compliant. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

On March 26, 2025, we entered into an asset purchase agreement, Titan Crest, LLC, a Delaware limited liability company (“Titan”), and its affiliate, to purchase certain assets including intellectual property used in developing, manufacturing, marketing and selling products that use radio frequency technology (“5G ORAN radio products”).

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Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

The Company’s research and development initiative to expand its product line of low noise amplifiers to include its new 5G and wireless infrastructure products, cryogenic amplifiers and MMIC designs is progressing significantly. Our combined engineering and manufacturing resources are expected to complement the development of new subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

Our Corporate History and Structure

AmpliTech Group, Inc. was incorporated under the laws of the State of Nevada on December 30, 2010. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 833,750 shares of the Company’s Common Stock to the stockholders of AmpliTech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (the “Share Exchange”). After the Share Exchange, the selling stockholders owned 60,000 shares of the outstanding 893,750 shares of Company Common Stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes.

AmpliTech designs, engineers and assembles microwave component based low noise amplifiers (“LNA”) that meet individual customer specifications. Application of the Company’s proprietary technology results in maximum frequency gain with minimal background noise distortion as required by each customer. The Company has both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

On September 12, 2019, AmpliTech Group, Inc. acquired substantially all of the assets of Specialty Microwave Corporation, a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition, the Company began using the trade name “Specialty Microwave”. Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

On February 17, 2021, AmpliTech Group, Inc.’s Common Stock and warrants commenced trading on NASDAQ under the symbols “AMPG” and “AMPGW,” respectively. A reverse split of the outstanding Common Stock at a 1-for-20 ratio became effective February 17, 2021, as of 12:01 a.m., Eastern Time. All share amounts have been retroactively re-stated to reflect the reverse split.

On November 19, 2021, AmpliTech Group, Inc. entered into an Asset Purchase Agreement with SSM, pursuant to which AmpliTech would acquire substantially all of the assets of SSM. SSM, located in Silicon Valley (San Jose, CA), was a global authorized distributor of IC packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements. The acquisition was completed on December 15, 2021.

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In 2021, the Company opened a MMIC chip design center in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to a wider base of customers requiring high technology in smaller packages.

In August 2022, our AGTGSS division was founded to serve and provide complete system integration and ORAN compliant O-RU’s (Radio Units) for telcos, enabling the industry to access ‘True 5G Speeds’. AGTGSS provides Managed Services, Cyber Security, Cloud Services, Data Sciences and Telco Cloud Services. AGTGSS will also be providing full installation of Private 5G Networks (P5G) which includes the deployment of AmpliTech Group developed radio units. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

On March 26, 2025, we entered into an asset purchase agreement, as amended by that certain amendment dated April 15, 2025, with Titan, and its affiliate (as amended, the “Titan APA”) to purchase certain assets including intellectual property used in developing, manufacturing, marketing and selling products that use radio frequency technology (“5G ORAN radio products”). The aggregate purchase price for the assets is $8,000,000, which consists of $4,000,000 in cash and $4,000,000 in restricted shares of Common Stock of which the first $3,500,000 in cash was paid and $1,500,000 in restricted Common Stock was issued on April 24, 2025. The remaining $500,000 in cash to be paid and $2,500,000 in shares of restricted Common Stock will be issued to Titan upon the transfer of the 5G ORAN radio products’ technology and intellectual property rights by Titan to the Company. The second milestone is expected to be achieved towards the end of the year 2025.

Corporate Information

Our executive offices are located at 155 Plant Avenue, Hauppauge, NY 11788, and our telephone number is (631) 521-7831. Our website address is http://www.amplitechgroup.com. We have included our website address as an inactive textual reference only. We are not including the information contained at http://www.www.amplitechgroup.com., or at any other website address, as part of, or incorporating it by reference into, this prospectus or any accompanying prospectus supplement or related free writing prospectus.

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THE RIGHTS OFFERING

Before deciding whether to exercise your Unit Subscription Rights and Series Rights, you should carefully read this prospectus supplement, including the information set forth under the heading “Risk Factors” and the information incorporated by reference into this prospectus supplement.

Terms of Offering

We are distributing in the form of a dividend, at no charge, Unit Subscription Rights entitling holders of our Common Stock and Eligible Warrantholders as of the record date of 5:00 p.m., Eastern time, on November 10, 2025, to purchase Units at the Unit Subscription Price of $4.00 per Unit. Each Unit will consist of one share of Common Stock, one Series A Right, and one Series B Right.

Common Stockholders and Eligible Warrantholders will receive two (2) Unit Subscription Rights for each share of our Common Stock beneficially owned as of the Record Date. Your Unit Subscription Rights will consist of:

●	your basic subscription right, which will entitle you to purchase one Unit for each Unit Subscription Right; and

●	your oversubscription privilege, which will be exercisable only if you exercise your basic subscription right in full and will entitle you to purchase additional Units for which other rights holders do not subscribe, subject to pro rata allocation of those additional Units to participating rights holders in proportion to the number of oversubscription Units for which they subscribed.

Units

Each Unit will consist of:

●	one share of Common Stock;

●	one Series A Right, exercisable commencing on the date of issuance for one share of Common Stock, and at an exercise price that is equal to $5.00 and expiring on July 18, 2026; and

●	one Series B Right, exercisable commencing on the date of issuance for one share of Common Stock, and at an exercise price that is equal to $6.00, and expiring on November 20, 2026.

Shares of our Common Stock and the Series Rights may only be purchased as a Unit but will be issued separately. The Unit Subscription Rights being distributed and the Series Rights comprising the Units will be exercisable commencing on the date of issuance and are exercisable for cash only in U.S. dollars.

For purposes of determining the number of Units a holder may acquire in this offering, broker-dealers, trust companies, banks or others whose shares are held by record by Cede & Co. or by any other depository or nominee will be deemed to be holders of the Unit Subscription Rights that are issued to Cede & Co., or the other depository or nominee on their behalf.

There is no minimum number of Unit Subscription Rights or Series Rights that must be exercised in order to close.

Subscription Agent and Escrow Agent

We have engaged VStock Transfer, LLC to serve as the Subscription Agent for the Unit Subscription Rights and the Series Rights. We have engaged Citizens Bank, N.A., a national banking association acting through its Institutional Services Group located at 1 Citizens Drive, Riverside, RI 02915 to serve as escrow agent (the “Escrow Agent”) to hold in escrow the funds we receive from subscribers for the Unit Subscription Rights and the Series Rights until the applicable closing or cancellation or termination of the offering. If you want to exercise the Unit Subscription Rights and you are the record holder of your shares or Eligible Warrantholders on the Record Date, you must submit (i) your properly completed and executed subscription documents to our Subscription Agent; and (ii) payment to the Escrow Agent before the applicable expiration date. If you hold your shares or Series Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

Over-Subscription Privilege and Allocation of Units Available For Over-Subscription Privileges

If you exercise your basic subscription rights in full, you may also choose to exercise your over-subscription privilege. Subject to the ownership limitation described below, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of units available, however, we will allocate the available units pro rata among the holders in proportion to the number of over-subscription units for which they have subscribed. The Subscription Agent will determine the over-subscription allocation based on the formula described above.

To the extent your aggregate subscription payment for the actual number of unsubscribed units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed units available to you, and any excess subscription payment will be promptly returned to you, without interest or penalty, after the expiration of this offering. See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase.

We can provide no assurances that you will actually be entitled to purchase the number of units issuable upon the exercise of your over-subscription privilege in full at the expiration of this offering.

There is no over-subscription privilege applicable to the Series Rights.

Limitation on the Purchase of Units

If you own a small number of shares of common stock, your exercise of your Unit Subscription Rights may not result in the issuance of any Units. Although we intend to honor all properly exercised Unit Subscription Rights, there are circumstances under which a stockholder may not receive any shares upon exercising such rights. If the total number of Units requested in connection with the exercise of basic Unit Subscription Rights exceeds the maximum number of Units that may be issued under this Prospectus Supplement or the Registration Statement, allocations may be reduced on a pro rata basis, which could result in certain stockholders receiving none of the shares requested. In any such case, any payments made in connection with your subscription will be returned without interest, and you may not receive any Units even though you exercised your rights.

In the event that the exercise by a stockholder of the basic Unit Subscription Right or the oversubscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic Unit Subscription Right or the over-subscription privilege to such number of units as we in our sole discretion shall determine to be advisable in order to preserve our ability to use the Tax Attributes. If the amount of Unit Subscription Rights that you exercise is so limited, any amount not used for purchases will be promptly refunded.

Expiration Dates

The Unit Subscription Rights, consisting of basic subscription rights and oversubscription privileges, may be exercised at any time during the subscription period, which commences on November 11, 2025 and expires at 5:00 p.m., Eastern time, on December 10, 2025, unless we extend or terminate this offering. Once made, all exercises of Unit Subscription Rights are irrevocable.

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We may extend the offering for the Unit Subscription Rights for one or more additional periods in our sole discretion not to exceed 30 days in the aggregate from the expiration date. We will announce any extension in a press release issued no later than 9:00 a.m., Eastern time, on the business day after the most recently announced expiration date. If we extend the offering, all basic subscription rights and oversubscription privileges exercised during the extension period will be filled subject to aggregate unit issuance limitations and pro rata adjustments.

Unit Subscription Rights may only be exercised in aggregate for whole numbers of Units. Only whole numbers of shares of Common Stock and Series Rights exercisable for whole numbers of shares will be issuable to you in this offering; any right to a fractional share to which you would otherwise be entitled will be terminated, without consideration to you.

Series A Rights and Series B Rights may be exercised commencing on their date of issuance and continuing until their expiration dates, respectively, July 18, 2026 and November 20, 2026.

Transferability

Unit Subscription Rights. The Unit Subscription Rights are evidenced by a Unit Subscription Rights certificate and are transferable. There is no trading market available for the Unit Subscription Rights on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Unit Subscription Rights on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Unit Subscription Rights will be extremely limited. The Common Stock issuable upon exercise of the Unit Subscription Rights are currently traded on The Nasdaq Capital Market. The Unit Subscription Rights will not be listed on any securities exchange or trading market.

Units. Shares of our Common Stock and the Series Rights may only be purchased as a Unit but will be issued separately. Units will not be issued as a separate security and will be non-transferable.

Common Stock. Shares of Common Stock included in Units will be separately transferable following their issuance. All of the shares of Common Stock issued in this offering upon exercise of the Unit Subscription Rights being distributed and the Series Rights comprising the Units are expected to be listed on The Nasdaq Capital Market under the symbol “AMPG.”

Series Rights. The Series Rights included in the Units will be evidenced by a certificate and will be separately transferable following their issuance. The Series Rights will not be listed for trading on any other securities exchange or trading market.

Use of Proceeds

Assuming the sale of all offered Units and no exercise of the Series Rights, and based on the 8,000,000 maximum number of Units available for issuance in this offering, we estimate our net proceeds from this offering will total approximately $29,383,500, after deducting fees and expenses of Moody Capital, as dealer-manager, and our other estimated offering expenses. We intend to use the net proceeds from this offering, including any additional net proceeds from the exercise of the Series Rights, for scaling domestic manufacturing and operations; advancing R&D and product commercialization; deepening vertical integration and supply-chain resilience; engaging in strategic partnerships; supporting corporate growth initiatives, and working capital and general corporate purposes. See “Use of Proceeds” for a more detailed description of the intended uses of the net proceeds from this offering.

Subscription Information

In order to obtain subscription information, you should contact:

●	MacKenzie Partners Inc., which will act as the information agent in connection with this offering, by telephone at (212) 929-5500 (bankers and brokers) or (800) 322-2885 (all others) or by email at AMPG@mackenziepartners.com.

●	your broker-dealer, trust company or other nominee (including any mobile investment platform) where your Unit Subscription Rights are held.

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Subscription Procedures

In order to exercise your Unit Subscription Rights being distributed, including your oversubscription privilege, and your Series Rights comprising the Units, you should deliver a properly completed and duly executed Unit Subscription Rights certificate and/or Series Rights certificate, along with the other required documents to VStock Transfer, LLC, the Subscription Agent for this offering by the applicable expiration date. Documents should be mailed to VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, Subscription Agent, who can be reached by telephone at (212) 828-8436, or by email at action@vstocktransfer.com.

You must deliver your payment for your subscription to the Escrow Agent by wire pursuant to the instructions that will accompany the Unit Subscription Rights certificate and/or the Series Rights certificates. Personal checks, cashier’s check or certified checks will not be accepted. Do not send your payment to the Subscription Agent or the Company. DO NOT SEND ANY DOCUMENTS TO THE COMPANY.

Important Dates

Set forth below are important dates for this offering:

Dates
Record date	November 10, 2025
Commencement of Unit Subscription Period	November 11, 2025

UNIT SUBSCRIPTION RIGHTS

Deadline for delivery of Unit Subscription Rights certificates and required documents and payment of Unit Subscription Price                                              December 10, 2025

Expiration date for Unit Subscription Rights	December 10, 2025
Extension period (if any)	Up to January 9, 2026

SERIES RIGHTS

SERIES A RIGHTS

Deadline for delivery of Series A Rights certificates and required documents and payment of exercise price	July 18, 2026
Expiration date for Series A Rights	July 18, 2026

SERIES B RIGHTS

Deadline for delivery of Series B Rights certificates and required documents and payment of exercise price	November 20, 2026
Expiration date for Series B Rights	November 20, 2026

DESCRIPTION OF SERIES RIGHTS

The following description summarizes certain terms of the Series Rights. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Series Rights, forms of which are filed as exhibits to the registration statement of which this prospectus constitutes a part. Prospective investors should carefully review the terms and provisions of the form of the Series Rights for a complete description of the terms and conditions of the Series Rights. We will provide copies of the form of this document to you upon request.

Duration and Exercise Price

Each Series Right will be a right to purchase one share of Common Stock and will have an exercise price equal to (i) in the case of a Series A Right, $5.00; and (ii) in the case of a Series B Right, $6.00. The Series Rights will be issued at the closing of the Unit Subscription Rights offering which will occur after the expiration date of the Unit Subscription Rights offering. Series A Rights and Series B Rights may be exercised commencing on their date of issuance and continuing until their applicable expiration dates, respectively, July 18, 2026 , and November 20, 2026 Each Series Right is subject to the terms of its respective Series Rights certificate and may only be exercised in accordance with the terms thereof. The Series Rights will be exercisable on their dates of issuance and will expire on their respective expiration dates.

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Exercise of Series Rights

The exercise of Series Rights is irrevocable and may not be cancelled or modified even if you later learn information that you consider to be unfavorable to the exercise of your Series Rights, and we will not accept any alternative, conditional or contingent directions. To exercise Series Rights, Holders should send to (a) the Escrow Agent payment of the exercise price for the Series Rights being exercised (e.g., $5.00 or $6.00 for each Series A Right, and Series B Right, respectively) which must be received by the Escrow Agent at or prior to 5:00 p.m., Eastern time, on the applicable expiration date unless the expiration date is extended by us; and (b) the Subscription Agent a properly completed and duly executed Series Rights certificate for the applicable Series Rights being exercised along with any required documents, which must be received by the Subscription Agent at the Subscription Agent’s offices set forth herein, at or prior to 5:00 p.m., Eastern time, on the applicable expiration date. A properly completed and duly executed Series Rights certificate for the Series Rights being exercised and full payment of the initial exercise price must be received by the Subscription Agent at or prior to 5:00 p.m., Eastern time, on the applicable expiration date unless the expiration date is extended by us. All payments by a registered holder must be in U.S. dollars by wire transfer to the account maintained by the Escrow Agent for purposes of accepting the exercise of the Series A Rights and Series B Rights in this offering, with reference to the registered holder’s name. All funds received by the Escrow Agent will be held in a segregated account maintained by the Escrow Agent on our behalf, pending the closing to occur promptly after the expiration date of each of the respective Series Rights.

Instruction for Delivery of Forms

Each Series Rights certificate and payments of the applicable exercise price (e.g., $5.00 or $6.00 for each Series A Right or Series B Right, respectively) must be delivered to the Subscription Agent by hand, or overnight courier or by mail to the below:

If delivering by hand: VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598	If delivering by mail or overnight courier: VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598

Subscription Agent can be reached by telephone at (212) 828-8436, or by email at action@vstocktransfer.com.

Instructions for Payment of Exercise Price.

You must deliver your payment for your subscription to the Escrow Agent by wire pursuant to the instructions that will accompany the Unit Subscription Rights certificate and/or the Series Rights certificates. Personal checks, cashier’s check or certified checks will not be accepted. Do not send your payment to the Subscription Agent or the Company. DO NOT SEND ANY DOCUMENTS TO THE COMPANY.

Issuance of Common Stock

The following deliveries and payments will be made and/or issued to the address shown on the face of your Series Rights certificate, unless you provide instructions to the contrary in your Series Rights certificate.

As soon as practicable following the expiration date of each of the Series Rights and the valid exercise of the Series Rights, we will issue to each holder exercising their Series Rights one share of Common Stock for each Series Right exercised in book-entry, or uncertificated form representing the shares of Common Stock purchased pursuant to the Series Rights. Shares of Common Stock issuable upon exercise of the Series Rights will be issued at each of the closing which will occur after the applicable expiration date.

Delivery of Series Rights through the Depository Trust Company

Banks, trust companies, securities dealers and brokers that hold shares of our Common Stock on the Record Date as nominee for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise such beneficial owner’s Series Rights through DTC on the same basis as if the beneficial owners were stockholders on the Record Date. Such nominee may exercise the Series Rights on behalf of the exercising beneficial owner through DTC: (1) providing a certification as to the aggregate number of Series Rights exercised by the beneficial owner on whose behalf such nominee is acting to the Subscription Agent, and (2) instructing DTC to charge the nominee’s applicable DTC account for the initial price for the new shares of Common Stock to facilitate the delivery of the full exercise payment to the Escrow Agent. DTC must receive the subscription instructions and payment for the Series Rights exercised no later than the applicable expiration date for each of the Series Rights exercised. In the event the transfer agent is not participating in DTC for the Series Rights, such nominee may exercise the Series Rights on behalf of the exercising beneficial owner pursuant to the instructions above, and including in such mailing a Series Right Certificate, registered in the Company’s share register in the name of the beneficial owner or its designee, for the number of shares of Common Stock to which the beneficial owner is entitled pursuant to such exercise.

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Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of the Unit Subscription Rights and Series Rights, including time of receipt and eligibility to participate in the offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and we may request input from the relevant parties. Our determination will be final and binding.

Fractional Shares

No fractional Common Stock will be issued upon the exercise of the Series Rights. Rather, the number of shares of Common Stock to be issued will be rounded down to the nearest whole share.

Transferability

The Series Rights will be transferable until they have expired. However, the Series Rights are not expected to be listed on any securities exchange or quoted on any trading market.

Trading Market

There is no trading market available for the Series Rights on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list or quote the Series Rights on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Series Rights will be extremely limited. The Common Stock issuable upon exercise of the Series Rights will be listed on The Nasdaq Capital Market. The Series Rights will not be listed on any securities exchange or trading market.

Rights as a Stockholder

Except as otherwise provided in the Series Rights or by virtue of such holder’s ownership of Common Stock, the holders of the Series Rights do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Series Rights and are issued the Common Stock.

Agent

The Subscription Agent for the Series Rights will be VStock Transfer, LLC.

Tax Considerations

For a discussion of certain U.S. federal income tax considerations relating to the Series Rights, see “Material U.S. Federal Income Tax Considerations.”

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock and our current debt agreements preclude us from paying dividends. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement and the accompanying prospectus, the information and documents incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

RISKS RELATED TO THE RIGHTS OFFERING

This offering may cause the price of Common Stock to decline, and the price may not recover for a substantial period of time, or at all.

The Unit Subscription Price in this offering, together with the number of shares of Common Stock we propose to issue and ultimately will issue in the offering (including the number of additional shares of Common Stock we propose to issue and ultimately will issue upon exercise of the Series Rights), may result in an immediate decrease in the market value of our Common Stock. We cannot predict the effect, if any, that the availability of shares for future sale will have on the market price of Common Stock from time to time. General market price declines or market volatility in the future as a result of the offering could adversely affect the price of our Common Stock, causing the price of our Common Stock to fluctuate significantly and making it difficult for you to resell your shares of Common Stock when you want or at a price you find attractive. If the market price of Common Stock falls, you may have irrevocably committed to buy shares of Common Stock in this offering at an effective price per share greater than the prevailing market price. Further, if a substantial number of Unit Subscription Rights are exercised and the exercising rights holders choose to sell some or all of the shares purchased either directly or upon the exercise of their Series Rights, the resulting sales could depress the market price of Common Stock. We cannot assure you that the market price of Common Stock will not decline prior to the expiration of this offering or that, after shares of Common Stock are issued upon exercise of the Unit Subscription Rights, you will be able to sell shares of Common Stock purchased in the offering at a price greater than or equal to the effective price paid in the offering. The Unit Subscription Price may not be indicative of the fair value of Common Stock. The market price of our Common Stock could decline during or after this offering, and you may not be able to sell shares of Common Stock purchased in the offering, including shares of Common Stock issuable upon the exercise of the Series Rights, at a price equal to or greater than the effective price paid in the offering, or at all.

We may have material developments during the subscription period. In considering whether to exercise your Rights, you should consider that all exercises of Unit Subscription Rights and Series Rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.

We currently expect that the Unit Subscription Rights will expire if they are not exercised at 5:00 p.m., Eastern time, on December 10, 2025, which we may extend in our sole discretion. The Series A Rights and Series B Rights may be exercised commencing on their respective date of issuance and continuing until their expiration dates, respectively, July 18, 2026 and November 20, 2026. The closing for the Series A Rights and the Series B Rights will occur promptly after the applicable expiration dates. We may have material developments during the Rights Offering. Because all exercises of Rights are irrevocable, you should therefore consider carefully the timing of your exercise of the Rights.

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The Unit Subscription Price determined for this offering may not be indicative of the fair value of Common Stock.

The Unit Subscription Price was set by our Board, and you should not consider the Unit Subscription Price as an indication of the fair value of our Common Stock. The Unit Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, earnings/losses, financial condition or any other established criteria for fair value. The market price of our Common Stock could decline during or after this offering, and you may not be able to sell shares of Common Stock purchased in the offering, including shares of Common Stock issuable upon the exercise of the Series Rights, at a price equal to or greater than the effective price paid in the offering, or at all.

Your interest in our Company may be diluted as a result of the offering.

If you do not fully exercise your basic subscription rights or some or all of your Series Rights, you will, at the completion of this offering, own a smaller proportional interest in our company on a fully diluted basis than would have been the case if you had fully exercised your basic subscription rights and Series Rights. The magnitude of the reduction of your percentage ownership will depend upon the extent to which you and others subscribe in the offering. Based on the number of shares outstanding as of October 15, 2025, after giving effect to this offering (assuming the sale of 8,000,000 Units and no exercise of the Series Rights included in the Units), we would have up to 28,638,095 shares of Common Stock outstanding, representing an increase in outstanding shares by approximately 39%. Based on the number of shares outstanding as of October 15, 2025, after giving effect to this offering (assuming the sale of 8,000,000 Units and exercise of all the Series Rights included in the Units), we would have up to 44,638,095 shares of Common Stock outstanding, representing an increase in outstanding shares by approximately 116%.

The Units are non-transferable and thus there will be no market for them.

You may not sell, transfer or assign your Units to anyone else, unless as required by operation of law. We do not intend to list the Units on any securities exchange or any other trading market. Because the Units are non-transferable, there is no market or other means for you to directly realize any value associated with the Units.

There is no public market for the Unit Subscription Rights and the Series Rights comprising the Units.

There is no public trading market for the Unit Subscription Rights and the Series Rights, and we do not expect a market to develop. We do not intend to list the respective Unit Subscription Rights and Series Rights on any securities exchange or other trading market. Without an active market, we cannot assure you that you will be able to sell or otherwise transfer the Unit Subscription Rights or the Series Rights as the liquidity of the Unit Subscription Rights or Series Rights will be limited and you may not realize any value from the Unit Subscription Rights or the Series Rights by attempting to sell or otherwise transfer them for consideration.

Holders of the Series Rights issued in this offering will have no rights as holders of Common Stock until they exercise their Series Rights and acquire the Common Stock.

Until holders of the Series Rights issued in this offering acquire the shares of Common Stock upon exercise of such Series Rights, they will have no rights with respect to the shares of Common Stock issuable upon the exercise of such Series Rights. Upon exercise of the Series Rights and acquisition of the Common Stock, the holders thereof will be entitled to exercise the rights of the holders of our Common Stock only as to matters for which the record date occurs after the exercise date of the Series Rights.

The market price of Common Stock may never exceed the exercise price of the Series Rights.

The Series Rights will be exercisable commencing on their date of issuance and expire on their respective expiration date. The exercise of the Series Rights is irrevocable and the closing for the Series Rights will occur after the expiration date of the respective Series Rights. The market price of Common Stock may never exceed the exercise price of the Series Rights prior to their date of expiration. Any Series Rights not exercised by their date of expiration will expire without residual value to holders.

During the period immediately following the expiration of this offering, you may not be able to resell any shares of Common Stock that you purchase in the offering or upon exercise of your Series Rights.

If you exercise your Unit Subscription Rights, you may not be able to resell shares of Common Stock purchased by exercising your Unit Subscription Rights, or shares of Common Stock issued to you upon the exercise of your Series Rights, until you (or your broker or other nominee) have received a book-entry representing the underlying shares. Although we will endeavor to issue the book entries promptly, there may be some delay between the applicable expiration date of the Unit Subscription Rights and the Series Rights and the time that we issue the book-entry statements.

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In addition, to the extent you are an affiliate, as defined in Rule 144 under the Securities Act, the resale of shares of Common Stock by you will be subject to certain restrictions, including volume limitations, under Rule 144.

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that neither improves our operating results nor increases the value of your investment.

We currently anticipate that the net proceeds from the offering will be used primarily for scaling domestic manufacturing and operations; advancing R&D and product commercialization; deepening vertical integration and supply-chain resilience; engaging in strategic partnerships; supporting corporate growth initiatives, and working capital and general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and use of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-25 for further information.

If we terminate this offering, neither we, the Subscription Agent nor the Escrow Agent will have any obligation to you except to promptly return your subscription payments, without interest.

We may terminate this offering at any time. If we do, neither we, the Subscription Agent nor the Escrow Agent for the offering will have any obligation to you other than to promptly return, without interest or deduction, the subscription payment you delivered to the Escrow Agent.

If you do not act on a timely basis and follow subscription instructions, your exercise of Unit Subscription Rights being distributed or the Series Rights may be rejected.

Holders of Common Stock and Eligible Warrantholders who desire to exercise their Unit Subscription Rights to purchase Units in this offering must act on a timely basis to ensure that all required forms are actually received by the Subscription Agent and payments are actually received by the Escrow Agent prior to 5:00 p.m., Eastern time, on the expiration date of the Series Rights Offering. Holders who wish to exercise their Series Rights to purchase shares of Common Stock must act on a timely basis to ensure that all required forms are actually received by the Subscription Agent and exercise payments are actually received by the Escrow Agent prior to 5:00 p.m., Eastern time, on the applicable expiration date of the respective Series Rights. If you are a beneficial owner of shares of Common Stock and you wish to exercise your Unit Subscription Rights being distributed or Series Rights comprising the Units, you must act promptly to ensure that your broker, custodian bank or other nominee (including any mobile investment platform) acts for you and that all required forms and payments are actually received by your broker, custodian bank or other nominee (including any mobile investment platform) in sufficient time to deliver such forms (i) to the Subscription Agent, and (ii) payments to the Escrow Agent in order to exercise your Unit Subscription Rights or Series Rights, by 5:00 p.m., Eastern time, on the applicable expiration date. We will not be responsible if your broker, custodian or nominee (including any mobile investment platform) fails to ensure that all required forms are actually received by the Subscription Agent; and payments are actually received by the Escrow Agent in a timely manner.

If you fail to complete, sign and delivery the required subscription forms to the Subscription Agent, send an incorrect payment amount to the Escrow Agent, or otherwise fail to follow the subscription procedures that apply to your exercise of the Unit Subscription Rights and Series Rights, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent, or Escrow Agent undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we, the Subscription Agent, or the Escrow Agent under any obligation to correct such forms or payment. We have the sole discretion to determine whether an exercise properly follows the subscription procedures.

You may not receive all of the Units for which you subscribe pursuant to your Unit Subscription Rights.

Your exercise of your Unit Subscription Rights may not result in the issuance of any Units. Although we intend to honor all properly exercised Unit Subscription Rights, there are circumstances pursuant to which you may not receive any Units upon exercising such rights. These circumstances include, without limitation:

● Invalid or late subscription: Failure to properly complete or timely submit the Unit Subscription documents to the Subscription Agent, or failure to remit the full Unit Subscription Price to the Escrow Agent in accordance with the terms of the offering and the instructions.

● Termination or cancellation of the offering: We may, in our discretion or due to market or regulatory conditions, terminate or cancel the Rights Offering prior to issuance of shares.

● Minimal ownership: Due to the maximum of 8,000,000 Units in the aggregate issuable pursuant to Unit Subscription Rights, basic subscription rights may be pro-rated based on the number of basic subscription rights subscribed and subscribers that were not issued many Unit Subscription Rights or don’t subscribe for many Units pursuant to the basic subscription rights may not receive any Units.

In any such case, any payments made in connection with your subscription will be returned without interest, and you may not receive any shares even though you exercised your rights.

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You may not receive all of the Units for which you subscribe under the oversubscription privilege.

Holders who fully exercise their basic subscription rights will have the right, pursuant to their oversubscription privilege, to purchase additional Units to the extent Units are available. Units subscribed pursuant to the oversubscription privilege will be allocated pro rata among participating rights holders in proportion to the number of oversubscription Units for which they subscribed. We cannot guarantee that you will receive all, or a significant portion, of the Units for which you subscribe pursuant to your oversubscription privilege. All basic subscription rights exercised will be honored first and the oversubscription privilege will be honored second. If the number of Units allocated to you is less than your subscription request, the excess funds held by the Escrow Agent on your behalf will be promptly returned to you, without interest or deduction, after the closing of the Unit Subscription Offering, and we will have no further obligations to you.

Your receipt of Unit Subscription Rights may be treated as a taxable dividend to you.

The U.S. federal income tax law governing transactions such as this offering is complex and does not speak directly to the consequences of certain aspects of the offering. Although we do not believe a stockholder’s receipt of Unit Subscription Rights pursuant to the offering should be treated as a taxable distribution for U.S. federal income tax purposes, our position is not binding on the IRS or the courts. If this position were finally determined by the IRS or a court to be incorrect, your receipt of Unit Subscription Rights may be treated as the receipt of a distribution equal to the fair market value of the rights, and may result in taxable dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of basis to the extent thereof and then as capital gain. See “Material U.S. Federal Income Tax Considerations.”

Moody Capital, as dealer-manager, is not acting as an underwriter.

Moody Capital will act as dealer-manager for this offering and, in that capacity, will provide marketing assistance in connection with this offering. Moody Capital is not underwriting this offering. Moody is not making any recommendation with respect to such Unit Subscription Rights (including with respect to the exercise or expiration of such Unit Subscription Rights), shares of Common Stock or Series Rights. Moody Capital will not be subject to any liability in rendering services except for an act involving bad faith, willful misconduct or gross negligence.

Because we do not have a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering, the net proceeds we receive from the offering may be less than we intend.

We have currently not entered into any standby purchase agreement, backstop commitment or similar arrangement in connection with this offering. We therefore cannot assure you that any of our stockholders will exercise all or any part of their Unit Subscription Rights. If rights holders subscribe for fewer Units than anticipated, the net proceeds we receive from this offering could be significantly reduced. Regardless of whether this offering is fully subscribed or we do enter into a standby purchase agreement, backstop commitment or similar arrangement, we may need to raise additional capital in the future.

We may in the future enter into a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering if we are able to negotiate commercially reasonable terms with a standby purchaser or backstop purchaser. We cannot assure you that such an arrangement will be available on commercially reasonable terms and if we are unable to negotiate commercially reasonable terms for a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering we would not enter into such an arrangement. In the event we enter into a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering we will file a Current Report on Form 8-K with a summary of the terms of such arrangement.

Because you may not revoke or change your exercise of the Unit Subscription Rights and Series Rights, you could be committed to buying shares above the prevailing market price at the time this offering is completed.

Once you exercise your Unit Subscription Rights and Series Rights, you may not revoke or change the exercise. The market price of our Common Stock may decline before the expiration date and closing of the Unit Subscription Rights and, subsequently, the closing of each Series Rights Offering. Each of the closings for the Unit Subscription Rights and the Series Rights will occur after the applicable expiration date. If you exercise your Unit Subscription Rights or Series Rights, and, afterwards, the market price of our Common Stock decreases below the Unit Subscription Price or the applicable exercise price for the Series Right, you will have committed to buying shares of our Common Stock at a price above the prevailing market price and could have an immediate unrealized loss.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “AMPG.” The closing price of the Common Stock on October 29, 2025 was $3.64 per share. There can be no assurances that the market price of our Common Stock will equal or exceed the Unit Subscription Price or the exercise price for the Series Rights at the time of exercise or at the expiration of this offering.

Because the Series Rights are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any then-unexercised Series Rights are executory contracts subject to rejection by us with the approval of a bankruptcy court. As a result, even if we have sufficient funds, holders may not be entitled to receive any consideration for their Series Rights or may receive an amount less than they would be entitled to if they had exercised their Series Rights prior to the commencement of any such bankruptcy or reorganization proceeding.

We do not intend to pay any cash dividends on our Common Stock in the foreseeable future and, therefore, any return on your investment in our Common Stock must come from increases in the fair market value and trading price of our Common Stock.

We do not intend to pay any cash dividends on our Common Stock in the foreseeable future and, therefore, any return on your investment in our Common Stock must come from increases in the fair market value and trading price of our Common Stock.

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USE OF PROCEEDS

Assuming the sale of all offered Units and no exercise of Series A Rights and Series B Rights and based on the 8,000,000 maximum number of Units available for issuance in this offering, we estimate our net proceeds from the offering will total approximately $29,383,500, after deducting fees and expenses of Moody Capital, as dealer-manager, and our other estimated offering expenses.

We intend to use the net proceeds from this offering, including any additional net proceeds from the exercise of the Series Rights to scale domestic manufacturing and operations; advance R&D and product commercialization; deepen vertical integration and supply-chain resilience; engage in strategic partnerships; and support corporate growth initiatives; and for working capital and general corporate purposes.

At this time, management has not determined the specific allocation of use of proceeds which allocations will depend on many factors including the amount raised from this offering.

We will pay estimated expenses of approximately $376,500, excluding dealer-manager fees, in connection with this offering.

We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

As soon as practicable after 5:00 p.m., Eastern time, on November 10, 2025, the Record Date for this Rights Offering, we will distribute the Unit Subscription Rights and Unit Subscription Rights certificates to persons who owned settled shares of Common Stock or certain eligible warrants at 5:00 p.m., Eastern time, on the Record Date. Unit Subscription Rights being distributed and the Series Rights comprising the Units may be exercised by completing and signing the Unit Subscription Rights certificate or Series Rights certificate that accompanies this prospectus supplement and mailing it in the envelope provided, or otherwise delivering the completed and duly executed Unit Subscription Rights certificate or Series Rights certificate to the Subscription Agent, together with payment in full delivered to the Escrow Agent before the applicable expiration date. The offering of Unit Subscription Rights will expire at 5:00 p.m., Eastern time, on December 10, 2025, unless extended or terminated by us, and Unit Subscription Rights may not be exercised after the expiration date. Series A Rights and Series B Rights may be exercised commencing on their respective date of issuance and continuing until their expiration dates, respectively, July 18, 2026 and November 20, 2026.

See “The Rights Offering” for instructions on exercising Unit Subscription Rights and Series Rights. If you have any questions or need further information about this offering, please contact MacKenzie Partners Inc., the information agent, by telephone by telephone at (212) 929-5500 (bankers and brokers) or (800) 322-2885 (all others) or by email at AMPG@mackenziepartners.com.

Dealer-Manager

Moody Capital is the dealer-manager of this offering and, under the terms and subject to the conditions contained in its dealer-manager agreement with us, Moody Capital will provide marketing assistance and advice to us in connection with the offering. Moody Capital will not make a market in the Rights. We have currently not entered into any standby purchase agreement, backstop commitment or similar arrangement in connection with this offering

We have agreed to pay Moody Capital a cash fee equal to 7.0% of the proceeds of the offering from the exercise of the Unit Subscription Rights and the Series Rights; provided however, if the aggregate subscription proceeds equal more than $10 million but less than $20 million, we have agreed to pay Moody Capital a cash fee equal to 6.0%; provided further, if the aggregate subscription proceeds equal less than $10 million, we have agreed to pay Moody Capital a cash fee equal to 5.0%. We also paid Moody Capital an out-of-pocket accountable expense allowance of $35,000. If all Unit Subscription Rights are exercised and no Series Rights are exercised, Moody Capital’s dealer-manager fee would equal $2,240,000, and if all Unit Subscription Rights and all Series Rights are exercised, Moody Capital’s dealer-manager fee would equal $8,400,000. No assurance can be given that shareholders and Eligible Warrantholders will exercise the maximum Unit Subscription Rights and Series Rights.

We have agreed to indemnify Moody Capital and its affiliates against, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. Moody Capital’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement. The dealer-manager agreement provides that the dealer-manager will not be subject to any liability in rendering the services contemplated by the dealer-manager agreement, except for any act of bad faith, willful misconduct or gross negligence of the dealer-manager. The dealer-manager and its affiliates may provide us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

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The maximum commission to be received by any independent broker-dealer, dealer-manager or any member of FINRA will not be greater than 8.0% of the gross proceeds from the exercise of Unit Subscription Rights in this offering.

Other than as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying shares of Common Stock.

Some of our officers, employees and directors may solicit responses from the holders of Unit Subscription Rights. None of our officers, directors or employees will be compensated in connection with these actions by the payment of commissions or other remuneration based either directly or indirectly on the subscriptions but will be reimbursed for reasonable expenses.

We have agreed to pay the Subscription Agent and the Information Agent customary fees plus certain expenses in connection with the offering. Except as described in this section, we are not paying any commissions, underwriting fees or discounts in connection with this offering.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or via email or through other online services maintained by Moody Capital or us. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on our and Moody Capital’s websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or Moody Capital, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement between Moody Capital and us. A copy of the dealer-manager agreement will be filed as an exhibit to our Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Regulation M Restrictions

Moody Capital, as dealer-manager, may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Moody Capital would be required to comply with the requirements of the Securities Act and the Exchange Act, including Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by Moody Capital acting as a principal. Under these rules and regulations, Moody Capital must not engage in any stabilization activity in connection with our securities and must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.

Price Stabilization

We have not authorized any person to engage in any form of price stabilization in connection with this offering.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations with respect to the receipt and exercise (or expiration) of the Unit Subscription Rights and Series Rights, and of the ownership and disposition of shares of Common Stock acquired upon exercise of such rights, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Unit Subscription Rights, Series Rights or shares of Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt or exercise of Unit Subscription Rights, the exercise of Series Rights acquired through this offering nor the acquisition, ownership or disposition of Common Stock acquired upon exercise of any such rights.

This discussion is limited to stockholders that hold the Unit Subscription Rights, Series Rights and shares of Common Stock, in each case, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax (including the alternative minimum tax imposed on corporations with respect to financial statement income) or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding the Unit Subscription Rights, Series Rights or shares of Common Stock as part of a hedge, straddle, wash sale or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell Series Rights or shares of Common Stock under the constructive sale provisions of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Unit Subscription Rights, Series Rights or shares of Common Stock being included in an “applicable financial statement” (as defined in the Code);

●	persons for whom our capital stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

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●	persons who hold or receive the Unit Subscription Rights, Series Rights or shares of Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

If a holder is treated as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF UNIT SUBSCRIPTION RIGHTS AND SERIES RIGHTS AND THE SHARES OF COMMON STOCK ACQUIRED UPON EXERCISE OF SUCH RIGHTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of Unit Subscription Rights, shares of Common Stock, the Series Rights acquired upon exercise of Unit Subscription Rights, or shares of Common Stock acquired upon exercise of the Series Rights, as the case may be, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (a) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (b) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Receipt of Unit Subscription Rights

Section 305(a) of the Code states that a corporate stockholder’s taxable income generally does not include a distribution of stock in the corporation. This general non-recognition rule is, however, subject to exceptions described in Section 305(b) of the Code, which include, among other things, “disproportionate distributions” and certain distributions with respect to certain preferred stock. A disproportionate distribution is a distribution (or a series of distributions, including deemed distributions), that has the effect of the receipt of cash or other property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock), and an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation’s assets or earnings and profits. For this purpose, if a distribution of stock to some stockholders and the receipt of cash and other property by other stockholders are separated by more than 36 months, the transactions are presumed not to result in the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders, unless the transactions are done pursuant to a plan.

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During the last 36 months, we have not made any distributions of cash or property, and during this period we did not have any convertible debt instruments. Therefore, whether this offering is treated as a disproportionate distribution may depend upon, among other things, whether we make distributions on our stock in the future and the timing of such distributions. We do not intend to make any future distributions of cash or other property with respect to our Common Stock, but no assurances can be offered in this regard.

Based on the above, although the authorities governing transactions such as this offering are complex and do not speak directly to the consequences of certain aspects of the offering, including the effects of the oversubscription privilege, we do not believe that a U.S. holder’s receipt of Unit Subscription Rights pursuant to the offering should be treated as a taxable distribution for U.S. federal income tax purposes. Our position regarding the tax-free treatment of the receipt of Unit Subscription Rights is not binding on the IRS or the courts. If this position were finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Unit Subscription Rights is a “disproportionate distribution” or otherwise, the receipt of the Unit Subscription Rights would be taxable generally in the same manner as described under “Tax Considerations Applicable to U.S. Holders - Distributions on Common Stock” below, with the amount of the distribution calculated as the fair market value of the Unit Subscription Rights. In addition, other U.S. federal income tax consequences applicable to U.S. holders such as the tax basis and holding period of the Unit Subscription Rights and our Common Stock may also be materially different from the discussion below.

The following discussion is based upon the assumption that the Unit Subscription Rights issuance is treated as a non-taxable distribution for U.S. federal income tax purposes.

Tax Basis and Holding Period in the Unit Subscription Rights

If the fair market value of the Unit Subscription Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of Common Stock with respect to which the Unit Subscription Rights are distributed on the date the U.S. holder receives the Unit Subscription Rights, the Unit Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its tax basis in its existing shares of stock between such existing shares of stock and such Unit Subscription Rights in proportion to the relative fair market values of the existing shares of stock and the Unit Subscription Rights determined on the date of receipt of the Unit Subscription Rights. If a U.S. holder chooses to allocate tax basis between its existing shares of stock and the Unit Subscription Rights, the U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the Unit Subscription Rights. Such an election is irrevocable. Furthermore, a U.S. holder who makes such an election must retain a copy of the election, and of the tax return with which it was filed, in order to substantiate the use of an allocated basis upon a subsequent disposition of any of the holder’s stock, the basis of which was affected by the allocation.

If the fair market value of the Subscription Rights a U.S. holder receives is 15% or more of the fair market value of such holder’s shares of stock on the date the U.S. holder receives the Unit Subscription Rights, however, then the U.S. holder must allocate its tax basis in its existing shares of stock between those shares and the Unit Subscription Rights the U.S. holder receives in proportion to the relative fair market values of such shares and such Unit Subscription Rights determined on the date the U.S. holder receives the Unit Subscription Rights. The holding period of Unit Subscription Rights received will include a holder’s holding period in shares of stock with respect to which the Unit Subscription Rights were distributed.

The fair market value of the Unit Subscription Rights on the date that the Unit Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Unit Subscription Rights on that date. In determining the fair market value of the Unit Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including any difference between the Unit Subscription Price of the Unit Subscription Rights and the trading price of Common Stock on the date that the Unit Subscription Rights are distributed, the exercise prices of each Series Right, the length of the period during which the Unit Subscription Rights may be exercised and the transferability of the Unit Subscription Rights.

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Exercise of Unit Subscription Rights

Generally, a U.S. holder will not recognize gain or loss upon the exercise of a Unit Subscription Right received in this offering. A U.S. holder’s adjusted tax basis, if any, in the Unit Subscription Right plus the Unit Subscription Price paid in respect of such exercise should be allocated between the new shares of Common Stock and the Series Rights acquired upon exercise of the Unit Subscription Right in proportion to their relative fair market values on the exercise date. This allocation will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the new shares of Common Stock and Series Rights received upon exercise. A U.S. holder’s holding period for a share of Common Stock and any Series Rights acquired upon exercise of a Unit Subscription Right in this offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the Unit Subscription Right, the U.S. holder no longer holds the stock with respect to which the Unit Subscription Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Unit Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of stock previously sold and the Unit Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of stock and Series Rights acquired upon exercise of the Unit Subscription Right. If a U.S. holder exercises a Unit Subscription Right received in this offering after disposing of shares of Common Stock with respect to which the Unit Subscription Right is received, the U.S. holder should consult its tax advisor.

Expiration of Unit Subscription Rights

If a U.S. holder that receives Unit Subscription Rights in this offering allows such Unit Subscription Rights to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing shares of stock previously allocated to the expired Unit Subscription Rights to the existing shares of stock. If a U.S. holder allows a Unit Subscription Right received in this offering to expire after disposing of shares of Common Stock with respect to which the Unit Subscription Right is received, the U.S. holder should consult its tax advisor.

Exercise or Expiration of the Series Rights

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a Series Right for its exercise price. A U.S. holder’s tax basis in a share of Common Stock received upon exercise of the Series Rights will be equal to the sum of (1) the U.S. holder’s tax basis in the Series Rights exchanged therefor and (2) the exercise price of such Series Rights. A U.S. holder’s holding period for a share of Common Stock acquired upon exercise of any Series Rights will begin on the date of exercise.

If a Series Right expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Series Rights. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Series Rights is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Series Rights

If at any time during the period in which a U.S. holder holds Series Rights, we were to pay a taxable dividend to our stockholders and the exercise price of the Series Rights were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Series Rights to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles, notwithstanding the fact that such U.S. holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make an adjustment), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Series Rights.

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Distributions on Common Stock

We do not anticipate declaring or paying cash dividends to holders of our Common Stock in the foreseeable future. However, if we make distributions of cash or property on Common Stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A corporate U.S. holder receiving a dividend may be eligible to claim a dividend received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described in the section immediately below relating to the sale or disposition of Common Stock.

Sale, Exchange or Other Disposition of Common Stock

Upon a sale, exchange, or other disposition of Common Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in Common Stock. A U.S. holder’s adjusted tax basis in Common Stock generally will equal its initial tax basis in Common Stock reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock exceeded one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Medicare Tax on Net Investment Income

An additional 3.8% tax (the “Medicare Tax”) will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, with “modified adjusted gross income” in excess of threshold amounts. Among other items, “net investment income” generally includes gross income from dividends and net gain from the disposition of property, such as our capital stock, less certain deductions. U.S. Holders should consult their tax advisor about the Medicare Tax.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments or receives proceeds from the sale or other taxable disposition of shares of Common Stock acquired through exercise of the Series Rights. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such U.S. holder:

●	fails to furnish such U.S. holder’s taxpayer identification number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that such U.S. holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that such U.S. holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that such U.S. holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Unit Subscription Rights, shares of Common Stock and the Series Rights acquired upon exercise of Unit Subscription Rights, or shares of Common Stock acquired upon exercise of the Series Rights, as the case may be, that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

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The discussion assumes that the receipt of Unit Subscription Rights with respect to existing shares of Common Stock will be treated as a nontaxable distribution. See “— Tax Considerations Applicable to U.S. Holders — Receipt of Unit Subscription Rights” above.

Receipt, Exercise and Expiration of the Unit Subscription Rights

Non-U.S. holders that receive Unit Subscription Rights with respect to existing shares of Common Stock will generally not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Unit Subscription Rights.

Exercise of the Series Rights

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of the Series Rights into shares of Common Stock.

Constructive Dividends on Series Rights

If at any time during the period in which a non-U.S. holder holds Series Rights we were to pay a taxable dividend to our stockholders and the exercise price of the Series Rights were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles, notwithstanding the fact that such non-U.S. holder will not receive a cash payment, and treated as set forth below in “—Distributions on Common Stock”. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make an adjustment), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to, or other assets of, the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Series Rights.

Distributions on Common Stock

We do not anticipate declaring or paying cash dividends to holders of our Common Stock in the foreseeable future. However, if we make distributions of cash or property on Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of Common Stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

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If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other taxable disposition of Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	Common Stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming in the future a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non- U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. If we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a non-U.S. holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

S-33

Information Reporting and Backup Withholding

A non-U.S. holder will not be subject to backup withholding with respect to distributions on Common Stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such non-U.S. holder is a United States person and such non-U.S. holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or other applicable certification. Information returns generally will be filed with the IRS, however, in connection with any distributions (including deemed distributions) made on Series Rights and Common Stock to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our rights or Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Investors should consult their tax advisors regarding the potential application of withholding under FATCA to their receipt, ownership, and exercise of Unit Subscription Rights, Series A Rights and Series B Rights and the ownership and disposition of shares of our Common Stock acquired upon exercise of Unit Subscription Rights, Series A Rights and Series B Rights.

S-34

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Lewis Brisbois Bisgaard & Smith, LLP, San Francisco, California. Moody Capital is being represented in connection with this offering by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California.

EXPERTS

Our financial statements as of December 31, 2024 and December 31, 2023 have been included in the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.amplitechgroup.com. Our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement is only part of a registration statement we filed with the SEC and therefore omits some information contained in our registration statement in accordance with the SEC’s rules and regulations. You should review the information contained in any exhibits filed to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

S-35

Transferable Unit Subscription Right to Purchase up to 8,000,000 Units,

Each Unit Consisting of One Share of Common Stock,

One Series A Right, and One Series B Right,

up to 8,000,000 Shares of Common Stock Upon Exercise of Unit Subscription Rights,

and up to 16,000,000 Shares of Common Stock Issuable Upon Exercise of

the Series A Rights and Series B Rights,

up to a Total of 24,000,000 Shares of Common

Stock in the Aggregate

Dealer-Manger

PROSPECTUS SUPPLEMENT

October 30, 2025

PROSPECTUS

AMPLITECH GROUP, INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Units

Rights

From time to time, we may offer and sell up to $200,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. We may also offer common stock upon conversion of preferred stock, or common stock, or preferred stock upon the exercise of warrants.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock and warrants are listed on the Nasdaq Capital Market and trade under the symbols “AMPG” and “AMPGW” respectively. The last reported sale price of our common stock on the Nasdaq Capital Market on July 18, 2025, was $2.86 per share. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

As of the date of this prospectus the aggregate market value of our outstanding common stock held by non-affiliates is approximately $51,516,230, which is calculated based on 20,573,595 shares of outstanding common stock, of which 17,582,331 shares are held by non-affiliates, and a per share price of $2.93, which was the closing price of our common stock on July 17, 2025, which is the highest closing sale price of our common stock on Nasdaq Capital Market within the prior sixty (60) days of the filing of this Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to shelf registration statements, including the registration statement of which this prospectus is a part, with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12 month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million. In the event that subsequent to the effective date of the registration statement of which this prospectus is a part, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to the registration statement of which this prospectus is a part. We have sold an aggregate of approximately $13,827,802 shares of common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will, to the extent required, provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We may only offer to sell, and seek offers to buy, any securities in jurisdictions where offers and sales are permitted. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “AmpliTech,” the “Company,” “we,” “us,” “our” or similar references to refer to AmpliTech Group, Inc. together with any subsidiaries.

1

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, over the internet at the SEC’s web site at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act of 1934, as amended, or the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. These documents may also be accessed on our web site at www.amplitechinc.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 31, 2025);

●	our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2025, March 24, 2025, March 31, 2025, and April 30, 2025;

●	our Form 8-A12B, filed with the SEC on February 16, 2021; and

●	the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the SEC on March 31, 2025).

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

AmpliTech Group, Inc.

155 Plant Avenue, Hauppauge, NY 11788

(631) 521-7831

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus, including the documents incorporated by reference herein, and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors” in this prospectus, as such risk factors may be amended, supplemented or superseded from time to time by reports we file with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in any prospectus supplement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by law.

AmpliTech Group, Inc.

AmpliTech Group Inc. (“AMPG,” “AmpliTech” or the “Company”), incorporated in 2010 in the state of Nevada, is the parent company of AmpliTech, Inc., and the Company’s divisions, Specialty Microwave, Spectrum Semiconductor Materials, AmpliTech Group MMIC Design Center (“AGMDC”) and AmpliTech Group True G Speed Services (“AGTGSS”).

AmpliTech, Inc. designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of Radio Frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers (“LNA”), medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis. We have both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

Specialty Microwave designs and manufactures state-of- the-art precision SATCOM microwave components, RF subsystems and specialized electronic assemblies for the military and commercial markets, flexible and rugged waveguides, wave guide adapters and more.

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On December 15, 2021, we acquired substantially all of the assets of Spectrum Semiconductor Materials Inc. (“SSM”), a globally authorized distributor of integrated circuit (IC) packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements founded in 1990 and headquartered in San Jose, CA.

In 2021, the Company opened AGMDC, a monolithic microwave integrated circuits (“MMIC”) chip design center, in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to wider base of customers requiring high technology in smaller packages.

In August 2022, we formed our AGTGSS division to enable “true G speeds” to the industry. AGTGSS’ main function will be to plan and configure 5G radio systems and make them O-RAN compliant. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

On March 26, 2025, we entered into an asset purchase agreement, as amended by that certain amendment dated April 15, 2025, with Titan Crest, LLC, a Delaware limited liability company (“Titan”), and its affiliate, to purchase certain assets including intellectual property used in developing, manufacturing, marketing and selling products that use radio frequency technology (“5G ORAN radio products).

Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

The Company’s research and development initiative to expand its product line of low noise amplifiers to include its new 5G and wireless infrastructure products, cryogenic amplifiers and MMIC designs is progressing significantly. Our combined engineering and manufacturing resources are expected to complement the development of new subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

Our Corporate History and Structure

AmpliTech Group Inc. was incorporated under the laws of the State of Nevada on December 30, 2010. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 833,750 shares of the Company’s common stock to the stockholders of AmpliTech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (the “Share Exchange”). After the Share Exchange, the selling stockholders owned 60,000 shares of the outstanding 893,750 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes.

AmpliTech designs, engineers and assembles microwave component based low noise amplifiers (“LNA”) that meet individual customer specifications. Application of the Company’s proprietary technology results in maximum frequency gain with minimal background noise distortion as required by each customer. The Company has both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

4

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the assets of Specialty Microwave Corporation, a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition, the Company began using the trade name “Specialty Microwave”. Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

On February 17, 2021, AmpliTech Group Inc.’s common stock and warrants commenced trading on NASDAQ under the symbols “AMPG” and “AMPGW,” respectively. A reverse split of the outstanding common stock at a 1-for-20 ratio became effective February 17, 2021, as of 12:01 a.m., Eastern Time. All share amounts have been retroactively re-stated to reflect the reverse split.

On November 19, 2021, AmpliTech Group, Inc. entered into an Asset Purchase Agreement with SSM, pursuant to which AmpliTech would acquire substantially all of the assets of SSM. SSM, located in Silicon Valley (San Jose, CA), was a global authorized distributor of IC packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements. The acquisition was completed on December 15, 2021.

In 2021, the Company opened a MMIC chip design center in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to a wider base of customers requiring high technology in smaller packages.

In August 2022, our AGTGSS division was founded to serve and provide complete system integration and ORAN compliant O-RU’s (Radio Units) for telcos, enabling the industry to access ‘True 5G Speeds’. AGTGSS provides Managed Services, Cyber Security, Cloud Services, Data Sciences and Telco Cloud Services. AGTGSS will also be providing full installation of Private 5G Networks (P5G), which includes the deployment of AmpliTech Group developed radio units. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

On March 26, 2025, we entered into an asset purchase agreement, as amended by that certain amendment dated April 15, 2025, with Titan, and its affiliate, to purchase certain assets including intellectual property used in developing, manufacturing, marketing and selling products that use radio frequency technology (“5G ORAN radio products). The aggregate purchase price for the assets is $8,000,000, which consists of $4,000,000 in cash and $4,000,000 in restricted shares of common stock of which the first $3,500,000 in cash was paid and $1,500,000 in restricted common stock was issued on April 24, 2025. The remaining $500,000 in cash to be paid and $2,500,000 in shares of restricted common stock will be issued to Titan upon the transfer of the 5G ORAN radio products’ technology and intellectual property rights by Titan to the Company. The second milestone is expected to be achieved towards the end of the year 2025.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our most recent second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our most recent second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

5

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, research and development; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, par value $0.001 per share, and blank check preferred stock, par value $0.001 per share, as well as certain provisions of our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of blank check preferred stock, $0.001 par value per share. As of July 22, 2025, there are 20,573,595 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There is no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The Board generally will be authorized, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock, in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions as is determined by the Board, which may include, among others, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange and with such adjustments, if any; or (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock.

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Our stockholders have granted the Board authority to issue the preferred stock and to determine the rights and preferences of the preferred stock in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of common stock will be subordinate to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if applicable;

●	the provisions for a sinking fund, if applicable;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

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Anti-Takeover Effects of Some Provisions of Nevada Law

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our Company.

Transactions with Interested Stockholders. The NRS prohibits a publicly traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the Board of Directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

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Listing

Our common stock and Public Warrants are traded on Nasdaq under the symbol “AMPG” and “AMPGW”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Public Warrants is VStock Transfer LLC.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.

We may issue warrants to purchase shares of our common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The warrants may also be in the form of pre-funded warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of such warrants;

●	the aggregate number of such warrants offered;

●	the price or prices at which such warrants will be issued;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
●	whether such warrants will be issued in registered form or bearer form;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the warrants;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	if applicable, a discussion of certain federal United States income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent, if any, may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	any conditions to completing the Rights Offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

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Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock, preferred stock, warrants to purchase common stock or any combination of such securities. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of an agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of such agreement and the unit certificate, if applicable, relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment or other options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

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If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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The underwriters, dealers and agents may engage in transactions with us, or provide services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Lewis Brisbois Bisgaard & Smith LLP.

EXPERTS

Our financial statements as of December 31, 2024 and December 31, 2023 have been included in the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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